Exhibit 99.01

5 Results Way
Cupertino, CA 95014
t 408.864.2600 f 408.342.1615 www.arcsight.com

ArcSight Reports 25% Year-over-Year Growth
for Fiscal First Quarter Ended July 31, 2009
Company Posts Total Revenues of $34.6M for Fiscal First Quarter and
GAAP and Non-GAAP Earnings per Diluted Share of $0.03 and $0.09, Respectively
For the Fiscal First Quarter:
•	Total Revenue: $34.6M, a 25% increase year-over-year

•	GAAP Net Income: $1.0M or $0.03 per diluted share

•	Non-GAAP Net Income: $3.2M or $0.09 per diluted share

•	Positive Cash Flows from Operations: $9.0M
CUPERTINO, CA — September 3, 2009 — ArcSight, Inc. (NASDAQ: ARST), a leading global provider of security and compliance management solutions that protect enterprises and government agencies, today announced financial results for its fiscal first quarter ended July 31, 2009.
For the first quarter of fiscal 2010, ArcSight reported total revenues of $34.6 million compared to total revenues of $27.7 million reported in the first quarter of fiscal 2009. Net income on a GAAP basis for the first quarter of fiscal 2010 was $1.0 million, or $0.03 per diluted share, including $222,000 in amortization of intangible assets and $1.9 million in stock-based compensation expense. This compares to a GAAP net loss of $1.3 million, or $(0.04) per diluted share, reported in the first quarter of fiscal 2009, including $211,000 in amortization of intangible assets and $1.4 million in stock-based compensation expense.
Non-GAAP net income for the first quarter of fiscal 2010 was $3.2 million, or $0.09 per diluted share, excluding the above-mentioned amortization and stock-based compensation charges. This compares to a non-GAAP net income of $0.3 million, or $0.01 per diluted share, reported in the first quarter of fiscal 2009, excluding the above-mentioned charges.
During the first quarter of fiscal 2010, the company generated $9.0 million in cash from operations and closed the first quarter with cash and cash equivalents of $101.5 million.
“ArcSight’s strong first quarter reflects our continued execution of our three business imperatives for fiscal 2010, namely focusing on our customers’ success to drive follow-on product purchases, pursuing new high value opportunities by leveraging our platform for enterprise-wide threat and risk monitoring and extending our reach into the mid-market by leveraging our channel partners,” commented Tom Reilly, president and CEO of ArcSight. “We will continue to serve our customers effectively with a robust platform of product offerings that helps them mitigate risk and protect their most valuable assets in a constantly evolving regulatory and threat landscape.”

Business Outlook
The following forward-looking statements reflect expectations as of September 3, 2009. Results may be materially different and could be affected by the factors detailed in this release and in recent ArcSight SEC filings.
Second Quarter Expectations — Ending October 31, 2009
Based on current business trends and the visibility the company has from first quarter performance, including an anticipated seasonally higher second quarter relative to the company’s first quarter, ArcSight expects revenue for the second quarter of fiscal 2010 to be in the range of $38.5 million to $42.5 million, representing growth in the range of 17-30% over the same quarter of fiscal 2009.
ArcSight expects non-GAAP net income for the second quarter of fiscal 2010 to be in the range of $3.5 million to $4.9 million, or $0.10 to $0.14 per diluted share, which excludes stock-based compensation expense and amortization of intangibles.
Conference Call and Webcast Information
ArcSight will host a conference call and live webcast to discuss these financial results for investors and analysts at 2:00 p.m. Pacific Time on September 3, 2009. To access the conference call, dial 877-397-0284 for the U.S. or Canada and 719-325-4862 for international callers. The webcast will be available live on the Investor Relations section of the company’s website at www.arcsight.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on September 3, 2009 until 9:00 p.m. Pacific Time on September 10, 2009, by dialing 888-203-1112 for the U.S. or Canada or 719-457-0820 for international callers, and entering passcode 9868484. In addition, an archived webcast will be available on the Investor Relations section of the company’s website at www.arcsight.com.
Use of Non-GAAP Financial Measures
ArcSight reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the ArcSight unaudited condensed consolidated financial statements presented in accordance with GAAP, ArcSight uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of ArcSight operations as determined in accordance with GAAP. The non-GAAP financial measures used by ArcSight include historical non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from the ArcSight statement of operations.
For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. ArcSight may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

ArcSight believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of ArcSight by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. ArcSight management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of ArcSight, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of ArcSight to prior periods.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements, including without limitation those regarding ArcSight’s “Business Outlook” (“Second Quarter Expectations — Ending October 31, 2009”); ArcSight’s belief that continued execution against its three business imperatives for fiscal 2010 will result in continued financial performance; ArcSight’s belief that focusing on its customers’ success will drive follow-on product purchases; ArcSight’s intent to pursue new high value opportunities by leveraging its platform for enterprise-wide threat and risk monitoring and extend its reach into the mid-market by leveraging its channel partners; ArcSight’s intent to continue to serve its customers effectively with a robust platform of product offerings that helps them mitigate risk and protect their most valuable assets in a constantly evolving regulatory and threat landscape. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our security and compliance management solutions may not increase and may decrease; the risk that competitors may be perceived by customers to be better positioned to help handle compliance violations and security threats and protect their businesses from major risk; the risk that the growth of ArcSight may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the ArcSight Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on July 9, 2009 and the company’s other filings with the SEC. You can obtain copies of the company’s Annual Report on Form 10-K and its other SEC filings on the SEC’s website at www.sec.gov.
The foregoing information represents the company’s outlook only as of the date of this press release, and ArcSight undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.
About ArcSight
ArcSight (NASDAQ: ARST) is a leading global provider of security and compliance management solutions that protect businesses and government agencies. ArcSight identifies, assesses, and mitigates both internal and external cyber threats and risks across the organization for activities associated with critical assets and processes. With the market-leading ArcSight SIEM platform, organizations can proactively safeguard their assets, comply with corporate and regulatory policy and control the risks associated with cyber-theft, cyber-fraud, cyber-warfare and cyber-espionage. For more information, visit www.arcsight.com. (ARST-IR)
© 2009 ArcSight, Inc. All rights reserved. ArcSight and the ArcSight logo are trademarks of ArcSight, Inc.

Investor Relations Contact:
Robert Dougherty
FD
415-293-4427
robert.dougherty@fd.com

ARCSIGHT, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	July 31,	April 30,
	2009	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,460	$90,467
Accounts receivable, net	23,122	34,184
Capitalized software, current	2,303	—
Other prepaid expenses and current assets	3,953	3,861

Total current assets	130,838	128,512

Property and equipment, net	5,326	4,416
Goodwill	5,746	5,746
Acquired intangibles assets, net	1,097	1,319
Capitalized software licenses, non-current	1,913	—
Other long-term assets	1,166	1,168

Total assets	$146,086	$141,161

Liabilities and stockholders’ equity
Current liabilities:

Accounts payable	$3,613	$1,432
Accrued compensation and benefits	6,491	11,671
Obligations for software licenses	2,599	363
Other accrued liabilities	4,482	4,337
Deferred revenues, current	34,569	36,160

Total current liabilities	51,754	53,963

Deferred revenues, non-current	7,254	8,888
Obligations for software licenses, non-current	1,753	—
Other long-term liabilities	1,763	1,637

Total liabilities	62,524	64,488

Stockholders’ equity:
Additional paid-in capital	119,526	113,781

Accumulated other comprehensive loss	(185)	(314)
Accumulated deficit	(35,779)	(36,794)

Total stockholders’ equity	83,562	76,673

Total liabilities and stockholders’ equity	$146,086	$141,161

ARCSIGHT, INC.
Consolidated Statement of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	July 31,	July 31,
	2009	2008
Revenues:
Products	$18,265	$15,802
Maintenance	11,919	8,568
Services	4,371	3,293

Total revenues	34,555	27,663
Cost of revenues:
Products	1,944	1,655
Maintenance(1)	1,925	1,631
Services(1)	2,630	2,043

Total cost of revenues	6,499	5,329

Gross profit	28,056	22,334
Operating expenses(1):
Research and development	5,598	5,315
Sales and marketing	14,785	14,868
General and administrative	6,018	4,349

Total operating expenses	26,401	24,532

Income (loss) from operations	1,655	(2,198)
Interest income	28	404
Other income and expense, net	(117)	(99)

Income (loss) before provision for income taxes	1,566	(1,893)
Provision (benefit) for income taxes	551	(563)

Net income (loss)	$1,015	$(1,330)

Net income (loss) per common share, basic	$0.03	$(0.04)

Net income (loss) per common share, diluted	$0.03	$(0.04)

Shares used in computing basic net income (loss) per common share	32,685	30,992

Shares used in computing diluted net income (loss) per common share	35,249	30,992

(1) Stock-based compensation expense as included in above
Cost of maintenance revenues	80	46
Cost of services revenues	33	33
Research and development	429	339
Sales and marketing	612	751
General and administrative	776	234

ARCSIGHT, INC.
Consolidated Statement of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	July 31,	July 31,
	2009	2008
GAAP net income (loss)	$1,015	$(1,330)
Plus:
a) Stock-based expenses	1,930	1,403
b) Amortization of intangibles	222	211

Non-GAAP net income	$3,167	$284

GAAP net income (loss) per common share, basic	$0.03	$(0.04)
Plus:
a) Stock-based expenses	0.06	0.04
b) Amortization of intangibles	0.01	0.01

Non-GAAP net income, basic	$0.10	$0.01

Non-GAAP net income, diluted	$0.09	$0.01

Shares used in computing basic net income (loss) per common share	32,685	30,992

Shares used in computing diluted net income (loss) per common share	35,249	33,114

Use of Non-GAAP Financial Information
In addition to the reasons stated above, which are generally applicable to each of the items ArcSight excludes from its non-GAAP financial measures, ArcSight believes it is appropriate to exclude certain items for the following reasons:
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, ArcSight management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, ArcSight management excludes the GAAP impact of the amortization of acquired intangible assets to its financial results. ArcSight believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting amortization expense associated with acquired intangible assets.
In addition, in accordance with GAAP, ArcSight generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, ArcSight generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. When evaluating the performance of its consolidated results, ArcSight does not consider stock-based compensation charges. Likewise, the ArcSight management team excludes stock-based compensation expense from its operating plans. In contrast, the ArcSight management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, ArcSight places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
ArcSight believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.